EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors

The Travelers Companies, Inc.:

We consent to the use of our reports, dated February 16, 2017, with respect to the consolidated balance sheet of The Travelers Companies, Inc. and subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of the Company incorporated herein by reference.

We also consent to the use of our reports, dated February 16, 2017, except for Notes 1 Nature of Operations, 2, 6 and 7, and Schedule III as to which the date is June 20, 2017, with respect to the consolidated balance sheet of the Company as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules as of December 31, 2016, which reports appear in the Form 8-K of the Company filed on June 20, 2017 incorporated herein by reference.

Our reports, dated February 16, 2017, except for Notes 1 Nature of Operations, 2, 6 and 7, and Schedule III as to which the date is June 20, 2017, which appear in the Form 8-K of the Company filed on June 20, 2017 contain an emphasis of a matter paragraph that states that the Company realigned its three reportable business segments effective April 1, 2017 and subsequently reclassified its consolidated financial statements as of December 31, 2016 and 2015 and for each year in the three-year period ended December 31, 2016. The reclassification of the consolidated financial statements in Notes 1 Nature of Operations, 2, 6 and 7, and Schedule III relates solely to the presentation of the segment specific disclosures on a basis consistent with the realigned segment reporting structure.

/s/ KPMG LLP

New York, New York

June 21, 2017